Execution Version

SUPPLY AGREEMENT

between

Malibu Boats, LLC

and

General Motors LLC

Index

1	DEFINITIONS AND INTERPRETATION	3
2	SUPPLY AND PURCHASE	5
3	MANUFACTURE	7
4	AFTERSALES	7
5	FORECAST AND ORDERING PROCEDURE	7
6	TITLE AND RISK OF LOSS; LABELING, PACKAGING AND DELIVERY/SHIPPING	8
7	PRICING	9
8	PAYMENT	9
9	ENGINE CHANGES	9
10	EXPORT CONTROL LAWS	10
11	WARRANTIES; LIMITATION OF LIABILITY	10
12	CLAIMS	11
13	FIELD ACTIONS; PRODUCT LIABILITY; INDEMNIFICATION AND INSURANCE	12
14	FORCE MAJEURE	15
15	TERM AND TERMINATION	15
16	TRADEMARKS, INTELLECTUAL PROPERTY RIGHTS	16
17	CONFIDENTIALITY	16
18	NOTICES	18
19	AMENDMENTS	18
20	ASSIGNMENT; CHANGE OF CONTROL TERMINATION	18
21	SEVERABILITY	19
22	NO IMPLIED WAIVERS	19
23	NO AGENCY	20
24	GOVERNMENT APPROVALS	20
25	SET OFF	20
26	ENTIRE AGREEMENT	20
27	GOVERNING LAW, JURISDICTION; DISPUTE RESOLUTION	21
28	COUNTERPARTS	21

EXHIBIT 2.1 - LIST OF ENGINES AND SPECIFICATIONS
EXHIBIT 2.2 - PRICING PACKAGE
EXHIBIT 7.1 - PRICING
EXHIBIT 9.2 - NOTICE OF CHANGE PROCESS
EXHIBIT 18 - NOTICES

SUPPLY AGREEMENT
THIS SUPPLY AGREEMENT (“Agreement”) is made and entered into as of November 14, 2016 between Malibu Boats, LLC, a Delaware limited liability company (“Buyer”), and General Motors LLC, a Delaware limited liability company (“Seller”), each of Buyer and Seller referred to individually as a “Party,” and collectively as the “Parties”.
PREMISE

A.
Seller is engaged in the business of, among other things, designing, developing, manufacturing, assembling, marketing and selling motor vehicles and other products such as engines and related components, parts and/or accessories;

B.	Buyer is engaged in the business of, among other things, manufacturing and selling performance sport boats (“Boats”); and

C.	Buyer desires to purchase from Seller, and Seller desires to manufacture and sell to Buyer, Engines for use in Buyer’s Boats.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:
AGREEMENT
1. DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Affiliate” of a Party means a Person directly or indirectly controlling or controlled by or under direct common control with the Party. For purpose of this definition, “control” means the direct or indirect ownership of at least twenty percent (20%) of the voting rights (or their equivalent) of an entity or the rights to exercise management control.
“Agreement” has the meaning set forth in the Introduction to this Agreement.
“Boats” has the meaning set forth in the Introduction to this Agreement.
“Buyer” means Malibu Boats, LLC.
“Cancellation Notice” has the meaning set forth in Section 2.6.
“CCA” has the meaning set forth in Section 4.
“Confidential Information” has the meaning set forth in Section 17.1.

“Claims” has the meaning set forth in Section 13.7.
“Discloser” has the meaning set forth in Section 17.1.
“EAR” has the meaning set forth in Section 10.
“Engines” means the engines more particularly described in Exhibit 2.1, and as may be changed from time to time according to the NOC Process.
“Event of Force Majeure” has the meaning set forth in Section 14.1.
“Export Control Laws” has the meaning set forth in Section 10.
“Field Action” means any recall, quality improvement, or service campaign to address a quality issue that is systemic or common to a substantial number of Engines.
“Field Issue” means a systemic Engine quality issue that may result in a Field Action.
“GM” means General Motors Company, a Delaware corporation and its successors.
“Incoterms” means the Incoterms published by the International Chamber of Commerce, 2010 Edition.
“Indemnified Party” has the meaning set forth in Section 13.7.
“Intellectual Property” means any letters patent, patented articles, patent applications, designs, industrial designs, copyrights and copyrightable works, inventions whether or not capable of protection by patent or registration, techniques, technical data and know-how, whether registered or unregistered and including applications, registrations and renewals in connection thereunder for the grant of any such assets or rights of the foregoing descriptions and all rights or forms of protection having equivalent or similar effect.
“ITAR” has the meaning set forth in Section 10.
“Items” has the meaning set forth in Section 10.
“NOC Process” has the meaning set forth in Section 9.2.
“Party” or “Parties” means individually or collectively the Seller and/or Buyer.
“Person” means an individual, corporation, limited liability company, partnership, limited partnership, syndicate, person, trust, association, or entity; or government, political subdivision, agency, or instrumentality of a government.
“Pricing Package” means the document issued annually by Seller and prepared for Buyer that sets forth pricing (which pricing shall be subject to Exhibit 7.1), forecast, shipping, payment, etc. requirements applicable to the Engines to be purchased by Buyer for that calendar year. A representative Pricing Package is attached hereto as Exhibit 2.2.

“Recipient” has the meaning set forth in Section 17.1.
“Seller” means General Motors LLC.
“Service Parts” means the components or parts that Buyer may purchase from time to time for the purpose of servicing or repairing the Engines.
“Term” has the meaning set forth in Section 15.1.

1.2	Interpretations

In this Agreement, except to the extent that the context otherwise requires:

(a)	when a reference is made in this Agreement to a Section or Exhibit, such reference is to a Section of, or an Exhibit to, this Agreement unless otherwise indicated;

(b)	the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c)	whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d)	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e)	all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f)	the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g)
any law defined or referred to herein or in any Agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified, or supplemented, including by succession of comparable successor Laws;

(h)	references to a Person are also to its permitted successors and assigns; and

(i)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

2.	SUPPLY AND PURCHASE

2.1
During the Term and subject to the terms and conditions of this Agreement, Seller will sell to Buyer the Engines as described in Exhibit 2.1, as may be amended from time-to-time, only for use in the Buyer’s Boats. Buyer agrees to submit Purchase Orders, as provided in Section 5.3 of this Agreement, for purchases of Engines and, so long as the Buyer is not in breach of this Agreement, Seller agrees to accept such Purchase Orders and deliver Engines pursuant to such Purchase Orders.
2.2 The operational and communication requirements between the Parties for the supply and purchase of the Engines will be set forth in an annual Pricing Package (commencing with the Pricing Package for Model Year 2019) and, from year-to-year will become part of this Agreement. A representative Pricing Package is attached hereto as Exhibit 2.2 and each annual Pricing Package for Model Years 2020 to 2023 must be in substantially the same form as the representative Pricing Package attached hereto, unless otherwise noted in this Agreement or mutually agreed in writing by Buyer and Seller. References to dates in Exhibit 2.2 are for illustrative purposes only. Each Pricing Package will be fixed for the applicable model year and will govern until the Pricing Package for the following model year becomes effective. Each Pricing Package will reflect the terms agreed to in Exhibit 7.1, *****. In the event of any inconsistencies, variances or disagreements between this Agreement and the applicable Pricing Package, this Agreement shall govern and the terms of this Agreement shall supersede any terms of the applicable Pricing Package.

2.3
It is anticipated that the annual volume of Engines to be supplied and purchased under this Contract will not exceed 7,000 units per year. Should Purchaser request to purchase units in addition to 7,000 per year, the Parties will separately discuss potential capacity increases.

2.4	The Engines will meet the specifications as attached in Exhibit 2.1.

2.5
Buyer will be responsible for the integration of Engines into marine applications; and Seller will have no responsibility or liability with respect to the integration of the Engines into the Buyer’s Boats.

2.6
Seller reserves the right, in its sole discretion, to cancel production of the Engines to be supplied to Buyer under this Agreement based on market conditions. In the event that Seller cancels production of Engines pursuant to this Section 2.6, Seller will provide at least eighteen (18) months advance written notice (the “Cancellation Notice”) to Buyer. This Agreement will terminate eighteen (18) months after Seller delivers the Cancellation Notice to Buyer. During this eighteen (18) month period between the delivery of the Cancellation Notice to Buyer and the termination of this Agreement, the Parties will continue to perform their obligations in the ordinary course as required under this Agreement and will work in good faith to take reasonable actions to allow for a mutually agreeable transition upon the termination of this Agreement which could include opportunities for Buyer to bank Engines for Buyer's purchase (i.e., to purchase additional Engines during such eighteen (18) month period in excess to any previously projected purchases); provided, however, any such banking would need to comprehend the allocation of Engines to Buyer on a pro rata basis based on Buyer's prior purchases.

___________________

*****
CONFIDENTIAL TREATMENT: MALIBU BOATS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. MALIBU BOATS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.	MANUFACTURE

3.1
The Engines will be manufactured using Seller’s manufacturing system, validation requirements, and quality systems. Notwithstanding the foregoing, any obligations with respect to warranty, quality, disruption of supply, and damages will be in accordance with the specific terms of this Agreement.

3.2
Seller will perform quality control of the Engines in accordance with its then-current quality control procedures. The Parties will work together on details surrounding quality assurance aimed at improving overall quality.

3.3
Seller will be solely responsible for determining manufacturing location and providing the floor space, equipment, personnel, and working capital required to manufacture the Engines. In case of a planned change of the manufacturing location Seller will provide Buyer reasonably advanced notice and execution thereof will be managed through the NOC Process.

3.4	Seller may, upon reasonable notice to Buyer, subcontract its manufacturing and assembly requirements for the Engines. Seller will remain responsible for its obligations under this Agreement.

3.5	Unless otherwise agreed in writing, Buyer will not become the owner of any production equipment or tooling used in the manufacture of the Engines.

4.	AFTERSALES
If applicable, the purchase of Service Parts and Customer Care and Aftersales (“CCA”) engineering services shall be governed by a separate Aftersales Supply/ Service Agreement between the Parties and/or their Affiliates.
5. FORECAST AND ORDERING PROCEDURE

5.1
The Parties will follow the forecast and ordering requirements for the Engines as set forth in the annual Pricing Package. No later than (6) six months prior to the start of production of each applicable model year, Buyer will provide Seller an estimated, non-binding forecast for the upcoming and remaining model years under this Agreement. Buyer will provide Seller forecast updates in accordance with the Pricing Package.

5.2
Buyer and Seller’s manufacturing facility sourcing the Engines will establish respective single points of contact for scheduling communication and coordination for the manufacture and delivery of the Engines.

5.3
Seller and Buyer will use manual or electronic Purchase Orders to communicate with respect to the Engines, including ship-based schedules, order forecast information and shipping notification (unless an alternative process as agreed by the Parties is in place).

5.4	No pre-printed or standardized terms and conditions of purchase or sale used by Buyer or Seller will be applicable, unless specifically and expressly agreed to in writing by the Parties with a specific reference to this Agreement and the Parties’ intent to modify this Agreement. In case of any conflict between the terms of a purchase order and the terms of this Agreement, the terms of this Agreement will prevail.

6.	TITLE AND RISK OF LOSS; LABELING, PACKAGING AND DELIVERY/SHIPPING

6.1
Except as provided herein or otherwise agreed in writing, all deliveries under this Agreement will be FCA (as defined in Incoterms 2010 as published by the International Chamber of Commerce) Seller’s manufacturing location. Title to the Engines will pass to Buyer and responsibility of Seller for loss or damage to the Engines will cease upon FCA delivery.

6.2
Seller will prepare packing specifications for the Engines. Such packing will be suitable for transportation, loading and unloading so as to prevent the Engines from rust condition and damage for delivery to Buyer. Seller will be the owner of all packaging (including returnable racks and containers) unless otherwise agreed by the Parties.

6.3
Periodically Buyer and Seller will cooperate to schedule and implement an inventory of all containers. Buyer is responsible for any damage or loss related to packaging incurred while the packaging is in the possession of the Buyer or its carrier or any of its other service providers.

6.4
If returnable racks and containers are used, Buyer is responsible for all freight and any other costs to return racks and containers to the location Seller delivered them to the Buyer and to manage the returned racks and containers of Seller consistent with Seller’s schedules for production of the Engines.

6.5
The Party responsible for container procurement will be responsible for repair and replacement of damaged or lost containers and racks; however, the responsible Party will be reimbursed by the other Party when the damage or loss occurred when in the possession or control of such other Party or any of its service providers. Buyer will bear any cost of maintaining the racks and containers in good condition.

6.6
If Buyer cannot return the containers or racks to Seller within a reasonable time period after shipment of the Engines, Buyer will notify Seller of such delay, the cause and corrective actions, and the estimated date of return, and will be responsible for any related costs, including, but not limited to, storage fee, incurred by Seller due to the delay.

6.7
Labeling of containers will be in accordance with GM 1724 Shipping & Parts Identification Standard (A,B,C), such standard being available on GM Supply Power, unless otherwise agreed upon by the Parties. Any unique labeling requirements driven by local regulations must be followed after review by the Parties. If the local regulations requiring unique labeling are a result of requirements attributable solely to Buyer, Buyer will be responsible for all related costs to provide labels that deviate from, or in addition to, the GM Standard. Otherwise, the costs of any unique labeling will be borne equally by both Parties.

6.8
Labeling of product (for example engine engraving or bar code identification or emission parts type number identification for certification) will be in accordance with the GM 1738 Global Transport Label Standard unless otherwise agreed by the Parties. The Parties will agree on the best method for implementing any unique labeling requirements. If the local regulations requiring unique labeling are a result of requirements attributable solely to Buyer, then any additional costs will be met at Buyer’s expense and will be agreed by the Parties. Otherwise, the costs of any unique labeling will be borne equally by both Parties.

7.	PRICING

7.1	Buyer will pay the Engine prices specified in Exhibit 7.1. Pricing will be communicated to Buyer annually in the Pricing Package.

7.2	Prices will be exclusive of any applicable sales or other similar tax, if any, that is required by law to be added to the sales price.

8.	PAYMENT

8.1
Buyer will pay for the Engines in US dollars. Net 25 prox terms will apply, which means that payment is to be made by the 25th day of the month following the month of shipment; provided, if the 25th day is a public holiday or weekend, payment must be made on the next business day. One invoice and one delivery note will be issued for each shipment of Engines. Payment terms and trade credit limit are subject to Buyer meeting Seller’s regular credit standards.

8.2	Banking information and applicable contact information will be as set forth in the Pricing Package.

9.	ENGINE CHANGES

9.1
Except for the warranties set forth in Article 11, the Parties agree that the Engines are supplied as-is and Seller will be under no obligation to make any changes to the Engines for Buyer. Buyer is buying the Engines as-manufactured by Seller.

9.2	Any component changes to the Engine from Seller will be communicated to Buyer in accordance with the Notice of Change Process (“NOC Process”) set forth in Exhibit 9.2.

9.3	Breakpoints for any requested change will be coordinated between the Parties, including appropriate consideration of the impact on inventory and scrapping cost.

9.4
In the event Seller discontinues the manufacture or production of Engine dress parts, Seller shall provide Buyer with prompt written notice of such decision, and will provide Buyer with the opportunity to effect a one-time or all-time purchase of a reasonable quantity of such Engine dress parts.

10.	EXPORT CONTROL LAWS
The products, services and/or technical data (collectively “Items”) delivered under this Agreement may be subject to the export control laws and regulations of the U.S. and other applicable jurisdictions (collectively “Export Control Laws”), including, but not limited to, the International Traffic in Arms Regulations (“ITAR”) or the Export Administration Regulations (“EAR”).  The Parties shall comply with all applicable Export Control Laws and shall not export, re-export or transfer Items without first obtaining all required licenses and approvals.
Buyer shall provide written notification of appropriate classifications (e.g. ECCN or ITAR Category) prior to transferring any commodities, materials, software or technology specifically listed in the U.S. Munitions List of the ITAR or the Commerce Control List of the EAR (“Controlled Item”) to Seller, including but not limited to ITAR-controlled diagrams or specifications, at which point Seller shall have an opportunity to accept or reject the delivery of the Controlled Item.  In addition, Buyer shall notify Seller of any post-sale modifications to Engines that may cause Engines to become Controlled Items, and shall provide Seller the appropriate classifications for these Controlled Items, including a CCATS or CJ where applicable.  Licenses or other authorizations required for the export of goods or services will be the responsibility of Buyer.
Compliance with these Export Control Laws includes, but is not limited to, abiding by U.S. sanctions, embargoes and prohibitions on transactions with restricted parties, countries and regions.  This includes, but is not limited to, the prohibition on the transfer of commodities, materials, software and technology (i.e., all Items) subject to this Agreement to, or procurement from, U.S. sanctioned countries and regions, currently Iran, Syria, North Korea, Sudan, Cuba and the Crimea region of Ukraine, unless such transactions are permissible under applicable U.S. laws and regulations.
11.    WARRANTIES; LIMITATION OF LIABILITY

11.1
Seller warrants that the Engines sold under this Agreement will (a) be free from defects in materials or workmanship; (b) comply with the applicable Engine specifications set forth in Exhibit 2.1, for each Engine purchased hereunder; and (c) be free and clear of any liens or encumbrances. This warranty period for each Engine commences when Buyer takes ownership and ends on the earlier of (i) when the such Engine successfully passes through the Buyer’s final quality inspection or (ii) one year after Buyer takes ownership of the Engines. Buyer’s exclusive remedies for breach of warranty are those outlined in Article 12. The warranty will not apply to any Engines that were (i) improperly integrated into the marine applications of engines by or on behalf of Buyer, (ii) damaged through misuse, negligence, accident, or improper handling, maintenance, or application after delivery to Buyer under this Agreement, (iii) lost or damaged during transportation from place of delivery to Buyer’s manufacturing facility, or (iv) repaired or altered by or on behalf of Buyer without Seller's prior written consent.

11.2
EXCEPT AS OTHERWISE PROVIDED EXPRESSLY IN THIS AGREEMENT OR IN THE PRICING PACKAGE, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER WILL NOT BE LIABLE TO BUYER ON ANY CLAIM OF NEGLIGENCE OR MANUFACTURER’S STRICT LIABILITY ON ENGINES OR PARTS THEREOF SOLD TO BUYER EXCEPT IN CASE OF SELLER WILLFUL MISCONDUCT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SELLER ASSUMES NO OBLIGATIONS OR LIABILITIES, AND SELLER HAS AUTHORIZED NO OTHER PERSON OR PARTY TO ASSUME FOR IT ANY OBLIGATIONS OR LIABILITIES, IN CONNECTION WITH SUCH ENGINES OR PARTS THEREOF.

11.3
EXCEPT IN THE CASE OF INTENTIONAL MISCONDUCT, IN NO EVENT, WHETHER AS A RESULT OF BREACH OF AGREEMENT OR WARRANTY, ALLEGED NEGLIGENCE OR OTHERWISE, WILL EITHER PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE, LOSS OF USE OF ENGINES OR OTHER EQUIP-MENT, COSTS OF SUBSTITUTE EQUIPMENT OR PARTS, DOWNTIME COSTS, OR CLAIMS OF CUSTOMERS OF BUYER FOR SUCH DAMAGES.

12.	CLAIMS

12.1
Buyer will submit to Seller a claim in writing for any Engines that (i) have been incorrectly included by Seller in a shipment to Buyer, (ii) have been omitted by Seller from a shipment to Buyer as a result of a short delivery or (iii) fail to meet the standards set forth in Section 11.1.

12.2
Claims under Sections 12.1(i) and 12.1(ii) must be submitted to Seller within forty-five (45) days of Buyer taking ownership of the Engines. Claims under Section 12.1(iii) must be submitted to Seller within one year of Buyer taking ownership of the Engines. Any claim not submitted within the periods stated above is barred from any remedy, except that if the submission of a claim is delayed due to an event of Force Majeure, the period of submitting such claim is extended for the duration of such event of Force Majeure.

12.3
To the extent that Seller accepts a particular claim, Seller will authorize repair, replacement, or provide credit to Buyer’s account for such defective, short shipped, wrongly shipped or damaged Engines. Seller’s only obligation under this Agreement is to provide a credit or repair or replace the part(s), at Seller's reasonably exercised option and expense, including the cost of the Engines or parts and transportation, including freight, insurance, and customs duty to the warehouse designated by Buyer.

12.4
If Seller reasonably decides to authorize the repair of the Engines by Buyer, then (i) Seller’s quality standard for such parts will apply, and (ii) repair rates at currency per hour and labor times will be mutually agreed upon before commencement of the repair work. Rework by Buyer on defective Engines will be carried out in accordance with the following procedure:

(a)	Seller gives official rework authorization (by model) to Buyer, and Buyer will perform or assign the third parties to perform the rework subject to the authorization;

(b)	Seller provides the instruction and any necessary training of Buyer’s technicians for rework;

(c)	Seller provides the list of necessary repair parts; and

(d)	Seller gives a clear definition of the scope of rework to be carried out by Buyer (including which parts are authorized).

12.5
If Seller reasonably decides to replace defective Engines or component parts, then Seller will be responsible only for the cost of the Engines or parts and transportation, including insurance, freight and customs duty to the warehouse designated by Buyer.

12.6	Buyer will contact its assigned Powertrain Regional Quality Manager to report and resolve problems.

12.7
In case the non-conformance to the warranty set out in Section 11.1 originates from a part or component supplied by a supplier of Seller, Buyer will provide Seller with reasonably requested assistance and support, including any documents, information, witnesses, technical experts and any other support which may assist Seller to pursue a claim for compensation against the supplier.

13.	FIELD ACTIONS; PRODUCT LIABILITY; INDEMNIFICATION AND INSURANCE

13.1
The Parties recognize that, as a result of integration of the Engines into marine applications, for which Buyer will be solely responsible as well as other issues, the Engines may perform differently in a marine environment than in other vehicles and applications. As a result, a Field Issue may exist on Engines used in some applications that may not exist in other applications. Each Party will have the right, at its sole discretion, to institute any Field Action investigation and Buyer will have the right, at its sole discretion, to institute any Field Action in relation to the Engines it purchases under this Agreement that are incorporated into the marine application of Engines. The Parties agree to put into place internal policies, procedures and practices for the investigation and resolution of Engine quality issues that could lead to a Field Action. If a Party elects to institute a Field Action investigation which may lead to a Field Action decision, then the instituting Party will notify the other Party as soon as possible prior to instituting any Field Action, but not less than three business days prior to that Party’s anticipated Field Action decision.

13.2
The Parties agree to cooperate with respect to any Field Action investigation, including, but not limited to, exchanging relevant field and other information, at the discretion of the Parties acting in good faith. Notwithstanding this Section 13.2, either Party can require the Parties to enter into a confidentiality agreement before sharing such field and other information.

13.3
Buyer will be responsible for all costs associated with any Field Action initiated by Buyer that results solely from the integration of Engines into marine applications. Seller will be responsible for all costs associated with any Field Action initiated by Buyer or Seller that results solely from Seller’s failure to cause the Engines to be free from defects in materials or workmanship.

13.4
Buyer will be responsible for the defense and all costs of product liability claims and litigation involving or brought against either Party resulting solely from the Buyer’s integration of Engines into marine applications, whether based on negligence, strict liability or any other legal theory for (i) damage to property (ii) personal injury or (iii) death, except to the extent that such product liability claims and litigation relate solely to Seller’s failure to cause the Engines to be free from defects in materials or workmanship.

13.5
With respect to any actual, potential, or threatened claim described in Section 13.4 above, the Parties hereby agree to (i) communicate and cooperate with each other and, if required, with the appropriate insurance carrier, to the fullest extent reasonably possible in investigating the facts and circumstances surrounding the claim and in litigating the matter; (ii) refrain to the fullest extent reasonably possible from taking positions adverse to the interests of each other; and (iii) not, except in enforcement of any rights under this Agreement, institute any claim, action or proceeding, whether by cross claim, third party claim, interpleader or otherwise, against each other.

13.6	With respect to field product quality issues, the Parties agree to work together to resolve the quality issues.

13.7
Buyer will defend, indemnify and hold harmless Seller and its Affiliates, directors, officers, employees and agents (collectively, the “Indemnified Party”) from and against any and all suits, actions, claims, judgments, debts, obligations or rights of action of any nature or description, (other than product liability and recall claims, which shall be governed by Sections 13.1 to 13.6, inclusive) (collectively, “Claims”) and all costs, including attorneys’ fees, incurred by Seller and its Affiliates in connection therewith, arising out of or relating to the Engines resulting from Buyer’s actions, including Buyer’s integration of Engines into the marine applications and Buyer’s promotion, marketing, distribution, sale and servicing of Engines; provided, however, this Section 13.7 will not apply to Claims to the extent resulting solely from Seller’s failure to cause the Engines to be free from defects in materials or workmanship. Seller will notify Buyer of any such Claim, promptly in writing upon receiving notice or being informed of the existence thereof. Upon such notice from the Seller, Buyer will promptly take such action as may be necessary to protect and defend, at its sole discretion and in its sole control, the Indemnified Party against such Claim, and will indemnify the Indemnified Party against any loss, costs or expenses incurred in connection therewith. Buyer shall not be liable for any settlement of any such Claim effected without its written consent.

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPPORTUNITY UNDER THIS AGREEMENT.

13.8	Buyer will obtain and maintain pursuant to the terms of this Agreement, at its sole expense, the following types of insurance coverage, with minimum limits as set forth below:

(a)
Commercial General Liability covering liability arising from premises, operations, independent contractors, products-completed operations, personal and advertising injury, and contractual liability - $10,000,000 each occurrence.

(b)	Commercial Product Liability insurance - $10,000,000 each occurrence.

(c)	Business Automobile Liability covering all owned, hired, and non-owned vehicles - $5,000,000 each occurrence, including all statutory coverages for all states of operation.

(d)	Workers Compensation - statutory limits for all states of operation.

(e)	Employers Liability - $1,000,000 each employee for bodily injury by accident and $1,000,000 each employee for bodily injury by disease.

If any coverage is written on a Claims-made basis, the retroactive date, if any, must precede the commencement of the performance of this Agreement. In addition, Buyer will purchase an extended reporting period if the retroactive date is advanced or if the policy is canceled or not renewed and not replaced by another claims-made policy with the same (or an earlier) retroactive date either during the term of the Agreement or within 3 years after completion of the Agreement.
All policies of insurance procured by Buyer herein will be written as primary policies, not contributing with nor in excess of coverage that Seller may carry. If Buyer’s liability policies do not contain the standard separation of insured’s provision, or a substantially similar clause, they must be endorsed to provide cross-liability coverage.
Buyer will provide Seller with a certificate of insurance evidencing compliance with the insurance requirements set forth above. Certificate(s) will provide that Seller will be named an additional insured on all liability policies (except Workers’ Compensation and Employers Liability). The certificate(s) will provide that Seller will receive thirty (30) days’ prior written notice from the insurer of any termination or material reduction in the amount or scope of coverage.
Such certificates must be in a form acceptable to, and underwritten by insurance company(ies) reasonably satisfactory to Seller. By requiring insurance herein, Seller does not represent that coverage and limits will necessarily be adequate to protect Buyer. The purchase of appropriate insurance coverage by Buyer or the furnishing of certificate(s) of insurance will not release Buyer from its respective obligations or liabilities under this Agreement.

14.     FORCE MAJEURE

14.1
An “Event of Force Majeure” means, with respect to any Party, any event beyond the reasonable control of such Party that prevents or materially delays or impairs the ability of such Party to perform its obligations under this Agreement, including (i) any act of God, natural disaster, or war, (ii) any strike, lockout, or labor dispute at the plant of such Party or its relevant suppliers, (iii) any shortage of electrical power at the facilities of such Party or its relevant suppliers which materially affects the production of Engines or Service Parts or (iv) any act or omission of any government authority (including failure to approve Agreements within a commercially reasonable time period), which materially affects the production of Engines or Service Parts.

14.2
If one Party is wholly or partially prevented from performing its responsibilities stipulated in this Agreement by reason of an Event of Force Majeure, it will (i) notify the other Party in writing as soon as reasonably practicable after the occurrence of such Event of Force Majeure, (ii) during the duration of an event of Force Majeure the Parties will use reasonable efforts to mitigate damages, to the extent possible and (iii) the affected party will take appropriate means to minimize or remove the effects of the Event of Force Majeure and, within the shortest practicable time, attempt to resume performance of the obligation affected by the Event of Force Majeure. If an Event of Force Majeure occurs, the affected party will not be obligated to perform the affected obligations during such period and the other Party will not be obligated to pay for any services or Engines not delivered.

14.3
In case of an Event of Force Majeure, the allocation of Engines in short supply during the time of such Event of Force Majeure, or the allocation of capacity as production recovers from the Event of Force Majeure, will be the subject of good faith negotiations between the Parties, and could include temporary arrangements for Buyer to purchase comparable Product from another party while the Force Majeure continues.

15.	TERM AND TERMINATION

15.1	This Agreement will have an Effective Date of November 14, 2016, and will continue in force for a term of seven (7) years (the “Term”), unless otherwise noted herein.

15.2
Either Party may terminate this Agreement in the event of the happening of a material breach by the other Party of performance of such other Party’s material obligations under this Agreement, which breach has not been remedied or waived within sixty (60) days following receipt by such other Party of written notification of the breach. For the avoidance of doubt, undisputed payment obligations will be considered to be material obligations under this Agreement.

15.3
Either Party may terminate this Agreement immediately if (a) the other Party voluntarily enters into bankruptcy or similar proceedings, or (b) the other party involuntarily enters into bankruptcy or similar proceedings and such involuntary proceedings are not vacated or nullified within fifteen (15) days after being instituted.

15.4
Termination of this Agreement will not affect any liability, which (i) has arisen prior to such termination, or (ii) may arise after such termination, based on transactions made prior to such termination, or any obligations which are to survive termination as noted herein. Upon any termination of this Agreement by Seller pursuant to Section 15.2 because of Buyer’s breach of this Agreement or Section 15.3 because of Buyer’s bankruptcy or similar proceeding, Buyer shall be responsible to pay the reasonable, documented direct costs incurred by Seller solely as a result of its production of Engines pursuant to this Agreement.

15.5
Seller shall fulfill all orders of Buyer which were placed by Buyer and accepted by Seller prior to the notice of termination, unless such termination is by Seller in accordance with Section 15.2 due to Buyer’s failure to pay undisputed amounts due from Buyer to Seller pursuant to this Agreement, or Buyer’s bankruptcy or similar proceeding under Section 15.3.

16.	TRADEMARKS, INTELLECTUAL PROPERTY RIGHTS

16.1
Except as may be provided in a separate written agreement, neither Seller nor Buyer will use or authorize the use of any trademarks or trade names or other distinctive marks or signs owned by the other or its Affiliates or any mark, name, word, or sign which so nearly resembles any of the foregoing marks, names, words, or signs as to be likely to cause confusion or mistake or to deceive the public.

16.2
Buyer is aware, understands and fully accepts that, through this Agreement, it will not acquire any Intellectual Property rights in the Engines. Seller is aware, understands and fully accepts that, through this Agreement, it will not acquire any Intellectual Property rights in the Buyer’s integration of Engines into marine applications.

17.	CONFIDENTIALITY

17.1
“Confidential Information” means the technical and business related information that is non-public, confidential and/or proprietary in nature, which is disclosed during the Term of this Agreement by one Party or its Affiliates (the “Discloser”) to the other Party or its Affiliates (the “Recipient”); provided such information is (i) in written or other tangible form (including digital medium) and (ii) marked to identify it as the Discloser’s Confidential Information. Information that is disclosed orally or visually will be considered Confidential Information if it is identified as confidential at the time of disclosure, summarized with particularity in writing, marked as confidential or its equivalent, and delivered to the Recipient within fifteen (15) days. Notwithstanding the foregoing, Confidential Information does not include information disclosed pursuant to or in connection with this Agreement which (i) is or becomes generally available to the public other than as a result of a disclosure by the Recipient in violation of the terms hereof; (ii) is or becomes available to the Recipient on a non-confidential basis from a rightfully possessing and disclosing source other than the Discloser; (iii) was possessed or known by the Recipient prior to the disclosure thereof to the Recipient by the Discloser; or (iv) was or is developed by or for the Recipient without reference to the Confidential Information.

17.2
Recipient may not, without the prior written consent of the Discloser, disclose or divulge or cause or permit to be disclosed or divulged the Confidential Information received from the Discloser to any third party except as specifically set forth in this Agreement. All Confidential Information must be protected by the Recipient against unauthorized disclosure using the same standard of care with respect to such Confidential Information as the Recipient uses with its own confidential information of similar kind and character, but not less than reasonable care.

17.3
The confidentiality obligations contained in this Agreement shall survive termination or expiration of this Agreement and shall expire and be of no further force or effect two (2) years after the termination or expiration of this Agreement.

17.4
The Recipient will limit its internal dissemination of the Discloser’s Confidential Information to only those individuals having a need to know such Confidential Information in order for the Recipient to carry out the activities contemplated by this Agreement. Confidential Information may be disclosed by the Recipient to its Affiliate, on a need to know basis, provided (a) such Affiliate is needed to assist the Party in carrying out the Project and (b) such Affiliate agrees to be bound by the terms of this Agreement or a non-disclosure agreement having similar confidentiality obligations. The Recipient will be responsible for any breach of such terms and conditions by the Affiliate.

17.5
Upon the termination or expiration of this Agreement, the Recipient must discontinue, and cause its Affiliates to discontinue, the use of all of the Confidential Information. Nothing in this Agreement will be interpreted as precluding an employee of one of the Parties or its Affiliate from making use of his/her general knowledge in connection with other projects being performed on behalf of his/her employer, even if such general knowledge has been furthered by his/her having access to the Confidential Information exchanged under this Agreement.

17.6	No licenses or rights to Intellectual Property, whether implied or otherwise, are granted by this Agreement.

17.7
The Discloser makes no express or implied representation or warranty as to the accuracy, reliability or completeness of the Confidential Information and expressly disclaims all liability that may be based on the Confidential Information, including any errors or omissions.

17.8
If the Recipient is required by law, rule, regulation, or legal or regulatory process (including court order or other lawful governmental or regulatory action) to disclose any Confidential Information the Recipient must: (a) promptly notify the Discloser so that the Discloser may seek a remedy, if a remedy is available; (b) provide only the Confidential Information that is legally required; and (c) exercise reasonable efforts to obtain assurance that the Confidential Information will not be further disclosed. For avoidance of doubt, it is understood that the existence of this Agreement and its material terms must be publicly disclosed by Buyer pursuant to federal securities laws and the Buyer may need to file this

Agreement as an exhibit with its periodic filings required under the Securities Exchange Act of 1934, as amended.

17.9
All Confidential Information disclosed by a Party will remain the property of that Party. At any time, upon written request of the Discloser, the Recipient will promptly return or destroy Confidential Information and all copies thereof. Upon termination or expiration of this Agreement, all tangible Confidential Information will be returned or destroyed, at the option of the Discloser, and upon written request of the Discloser, the Recipient will certify in writing that it has returned or destroyed all such Confidential Information. Notwithstanding the foregoing, Recipient will be entitled to keep one or more archival copies of Confidential Information (whether physical or electronic) in its records if required to comply with legal, professional, compliance and regulatory standards or requirements, or such archival copies were created as a result of automatic electronic back-up procedures. Any Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

17.10
As of the date of this Agreement, this Section 17 shall replace in its entirety the Non-Disclosure Agreement, dated April 26, 2016, by and between GM Global Technology Operations LLC and Malibu Boats LLC.

18.	NOTICES
Any notice required to be given by either Party to the other in connection with this Agreement will be made in writing and will be sent by prepaid registered mail to such Party’s address set forth in Exhibit 18. Notices pertaining to matters other than termination or modification of this Agreement may instead be transmitted by means of facsimile.

19.	AMENDMENTS
Any amendment or modification to this Agreement must be made in writing and signed by an authorized representative of the Parties. This applies also to amendments to this Article 19.

20.	ASSIGNMENT; CHANGE OF CONTROL TERMINATION

20.1
No Party may assign its rights or interests under this Agreement or delegate its duties hereunder without the prior written consent of the other Party; provided, however, that any Party may assign its rights or interests under this Agreement or delegate its duties hereunder to its Controlled Affiliates without the prior written consent of the other Party. “Controlled Affiliates”, for purposes of this Article 20, is defined as (i) in the case of Seller, any corporation, association or other business entity (including a partnership, joint venture, limited liability company or similar entity) of which Seller (or its successors and assigns) beneficially owns more than 50% of the total voting power of such entity and (ii) in the case of Buyer, any corporation, association or other business entity (including a partnership, joint venture, limited liability company or similar entity) of which Malibu Boats, Inc., a Delaware corporation (or any of its successors or assigns), beneficially owns more than 50% of the total voting power of such entity.

20.2
Any purported assignment or transfer of this Agreement by a Party in violation of this Section 20 shall entitle the other Party to terminate this Agreement upon thirty (30) days written notice, subject to a final accounting for good sold and received.

20.3
Upon a Change of Control of Buyer, either Party shall be entitled to terminate this Agreement upon written notice to the other Party that such Party intends to terminate this Agreement on the date that is eighteen (18) months from the date of the Change of Control, subject to a final accounting for goods sold and received; provided, that upon the Buyer providing written notice to the Seller of a potential or completed Change of Control of Buyer, each Party must provide written notice to the other Party to terminate this Agreement within thirty (30) days of the Seller receiving notice of a potential or completed Change of Control of Buyer by notifying the other Party in writing of its intent to terminate this Agreement on the date that is eighteen (18) months from the date of the Change of Control, it being understood that if no written notice of termination is provided by either Party within such thirty (30) day period, this Agreement shall continue in accordance with its terms and neither Party shall have the right to terminate under this Section 20.3 after such thirty (30) day period expires. “Change of Control”, for purposes of this Article 20, is defined as any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934) becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act of 1934), directly or indirectly, or more than 50% of the total voting power of Buyer.

20.4	This Section 20 does not apply to assignments to successors in interest, upon which this Agreement shall be binding.

21.	SEVERABILITY
Invalidity of any provision of this Agreement will not affect any other provision and, in the event of a judicial finding of such invalidity, this Agreement will remain in force in all other respects. The Parties will in good faith attempt to agree a valid substitute clause that will preserve as near as possible the original intent of this Agreement; in the absence of such agreement Delaware law will apply as substitute for the invalid provision.

22.	NO IMPLIED WAIVERS
Failure of Buyer or Seller at any time to require performance by the other of any provision hereof will in no way affect the full right to require such performance at any time thereafter. Waiver by either Buyer or Seller of a breach of any obligation hereunder will not constitute a waiver of any succeeding breach of the same obligation itself. Failure of either Buyer or Seller to exercise any of its rights provided under this Agreement will not constitute a waiver of such right.

23.     NO AGENCY

23.1
Nothing in this Agreement will give rise to an agency or partner relationship or otherwise create any rights in either Party to act as a legal representative of the other Party for any purpose. Neither is granted any express or implied right or authority to assume or to create any obligation on behalf of or in the name of the other or its Affiliates, or to bind them in any manner whatsoever.

23.2
Unless otherwise agreed herein, Buyer and Seller will each be solely responsible for any and all expenditures, obligations or responsibilities made, incurred or assumed by it in preparation for performance or in the performance of its obligations under this Agreement.

24.	GOVERNMENT APPROVALS

24.1	The Parties will cooperate in securing any government approvals or permits required to effect the transactions contemplated by this Agreement.

24.2
Unless otherwise agreed by the Parties, Seller will be responsible for securing any licenses or permits and paying any duties or fees required to export Engines from their country of manufacture. Buyer will be responsible for securing any licenses or permits and paying any duties or fees required to import Engines into the country of Buyer or to import Engines into any other country or jurisdiction. Failure of Buyer to fulfill any such responsibility will not relieve Buyer of any obligations to Seller in connection with any such Engines purchased by Buyer.

24.3
Buyer will present this Agreement to appropriate government agencies for registration, if required. Buyer will pay all costs and expenses incidental to such presentation, and to the preparation, execution and stamping, if any of this Agreement.

25.	SET OFF
Either Party will not be entitled to set off any claims against any claims of the other Party resulting from this Agreement unless by means of a final and binding judgment of court or arbitration panel.

26.	ENTIRE AGREEMENT

26.1
There are no other agreements or understandings, either oral or written, between the Parties affecting this Agreement or relating to the supply of the Engines, except as otherwise specifically provided or referred to in this Agreement. For the purpose of clarification, it is expressly agreed that no general terms and conditions will apply to the sale of the Engines hereunder.

26.2
Except as otherwise provided in this Agreement, no agreement between the Parties which is at variance with any of the provisions of this Agreement or which imposes definite obligations upon either Party not specifically imposed by this Agreement or which is intended to be effective or performed following the expiration or other termination of this Agreement and imposes obligations or extends the time for performance thereof other than as provided in this Agreement will be binding upon either Party unless it is in writing and is executed by a duly authorized representative of each of the Parties.

27.	GOVERNING LAW, JURISDICTION; DISPUTE RESOLUTION

27.1
This Agreement, including, but not limited to, its validity, interpretation, performance, effects, derivatives and consequences, is governed by the laws of the State of Delaware, USA, without reference to the conflict of laws principles thereof. Each Party consents, for purposes of enforcing this Agreement, to personal jurisdiction, service of process and venue in any state or federal court within the State of Delaware having jurisdiction over the subject matter. Both Parties acknowledge that the United Nations Convention on Agreements for the International Sale of Goods does not apply to the transaction contemplated under this Agreement.

27.2	EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT.

27.3
Before the filing of any claim in any court (except in cases where a Party is threatened with irreparable harm and seeks injunctive relief), a Party will serve on the other (a) written notice of the claim, specifying the exact amount claimed and the provision of this Agreement or other authority for the claim; and (b) a copy of all supporting documents.

Within 10 business days after service, the Responding Party will serve on the serving Party (a) a written response, setting out its position and specifying the provision of this Agreement relied on; and (b) a copy of all supporting documents.
Within 10 days after service of the response, the Parties will meet to discuss resolution of the claim. Each Party may bring up to three people to this negotiation, at least one of whom is an executive who is not involved in the performance of this Agreement. The written claim notice and response and the documents produced, but not the subsequent discussion, are admissible in any court proceeding.

28.	COUNTERPARTS
This Agreement may be executed simultaneously in counterparts (and may be delivered by facsimile), each of which will be deemed an original, but all of which together will constitute a single agreement.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Parties by their duly authorized representatives.

General Motors LLC	Malibu Boats, LLC
By: /s/ E.T. Turvey	By: /s/ Jack Springer _

Name: E.T. Turvey	Name: Jack Springer
Title: Global VP GM CCA	Title: CEO
Date: November 14, 2016	Date: November 14, 2016

Exhibit 2.1

List of Engines and Specifications

*****

_____________________________________

*****
CONFIDENTIAL TREATMENT: MALIBU BOATS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. MALIBU BOATS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 2.2 - Pricing Package
(Attached)

EXHIBIT 2.2 - GM/Malibu Boats Engine Supply Agreement

General Motors LLC

2019 MODEL YEAR
SAMPLE PRICING PACKAGE
OEM Sales and Marketing

April XX, 2018

GM and the GM logo are registered trademarks of General Motors LLC. All rights reserved.
OEM Sales - April 1st Pricing Package

General Motors LLC
Mail code : 483-720-250
777 Joslyn Ave
Pontiac, MI 48340
U.S.A.

April XX, 2018

Malibu Boats, LLC
Loudon, TN
Dear CUSTOMER:
General Motors LLC is pleased to furnish the attached price quotation for the 2019 Model Year. All prices are effective with shipments of 2019 MY engine codes and are subject to the terms and conditions appearing herein and in the Supply Agreement between the parties dated ______________.
Model Year estimated start-of-production dates are as follows:

Plant	Engine	Start-of-Production
St. Catharines (Canada)	*****	June XX, 2018
CCA		June XX, 2018
2018 MY engine orders placed within allowable lead times and built prior to June XX, 2018 will be honored and invoiced at 2018 MY prices with documented confirmation of shipping schedule from the plant.

*****
CONFIDENTIAL TREATMENT: MALIBU BOATS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. MALIBU BOATS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

This pricing package also includes the following:

•	2019 MY Engine Dress Component Pricing
All prices are for shipment by rack. Additional charges apply for shipment by crate. Crate prices for engine plant are listed as follows:

Plant	Engines	Crate Description	Crate Price
TBD

The customer is responsible for returning empty engine racks and all other returnable dunnage, free of refuse, to the engine plant or designated vendor on a prepaid basis. Failure to return shipping racks will result in a $750 charge per engine rack.
Racks are limited in supply and should not be retained by customers for long term storage. Please consider engine crating for your long term storage needs. Racks must be returned to GM within 30 days of shipment where possible to ensure continuous supply.
Payment Terms (assuming credit terms are approved by GM):
NET 25TH PROXIMO –
Payment of invoices dated the 1st through the end of
the month are due on the 25th of the following month.
U.S products remittance method as shown below:
###

All correspondence regarding remittance should be directed to:

Nyoka Tinglin, ACS Manager for GM
(859) 233-6115
nyoka.tinglin@xerox.com
All correspondence concerning this quotation should be directed to OEM Sales at the address below.
General Motors LLC
OEM Sales
777 Joslyn Ave.
Pontiac, MI 48340
Mail Code: 483-720-250
Purchase orders should be directed to the appropriate shipping plant as shown on each attached price list.
All PO’s must contain the following information where appropriate:

•	Title of Document as “Purchase Order”

•	Issuing Company Name and Address

•	PO Number

•	PO Issue Date

•	Name, Contact Info, and Signature of Person Authorizing PO

•	Issued to Company Name (GM), Address, Contact Info

•	For Parts Ordered: Description, GM Part number, RPO Code, Suffix, Customer PN if applicable, Unit Price, Number of Units Ordered, and Extended Price

•	Incoterms of Sale (FCA w/ Point of Transfer of Ownership Specified)

•	Payment Terms

•	Bill To Advice (To Where Invoice Should be Sent)

•	Requested Delivery Timing

•	Method of Transportation and Contact Information for Customer-Designated Freight Forwarder

•	Address, Contact Info for Ultimate Delivery Destination

•	Reference to Any Separate Agreements Governing Terms & Conditions of PO

•	Any Special Instructions

•
As previously noted in the OEM Engineering Notice of Change #10DS6CUSTOMER XX -014 (dated 22SE09), EPA regulations (40 CFR Part 1068) require General Motors (and other Primary Engine Manufacturers) to adhere to new requirements for receiving and processing orders for “non-road” and stationary engines. Among the requirements, as stated in the NoC, are that GM can only ship engines upon receipt of a written request from the Secondary Engine Manufacturer (SEM) which: (A) Has applied for or obtained a Certificate of Conformity OR (B) Qualifies and has received APPROVAL for an EPA Exemption. OEM must provide the name and certified engine family on each Purchase Order.

Engine illustrations, horsepower and torque curves, and other technical information are available at our website: http://www.gmpowertrain.com. Simply click on the blue menu located on the top of the page.
Please contact your Customer Manager, Mark DuCharme (mark.ducharme@gm.com; 810-845-9581), if you have any questions or concerns.
Sincerely,
Lothar Schroeder
NA OEM Sales Manager
General Motors LLC

ENGINE PRICING PACKAGE
2019 Model Year –

Engine “A”

2019 MY Part Number	2019 MY Suffix Code	2018 MY Part Number	Price

FOB –GM Dock - INCOTERMS 2010
(cost of returning racks to GM Dock, will be absorbed by the customers).
Customers will retrieve engines as soon as they arrive at the GM dock or no later than the requested due date. When product arrives at the GM dock,
GM will prepare and date a shipper. The date of this shipper is the date when ownership and all related responsibilities for the product transfers to the customer. GM will bear the cost of warehousing products for a minimal holding period not to exceed 10 business days. Customer will be charged a $1.00 per engine warehousing fee per day for each engine remaining beyond this ten (10) day period.
Firm orders must be received
a minimum of (X) weeks prior to the requested customer pick up date at the warehouse. Any schedule reduction to firm orders subsequent to the aforementioned (X) weeks period may involve customer payment of penalty charges. Purchase orders for should be forwarded to the following address:
GM -TBD

Primary Contact	E-mail	Phone	Comments
TBD

Secondary Contact

2019 MY Engine Schedule

Lead Times by Plant

This schedule represents required lead times by engine family for your scheduling purpose
Engine:    Required Schedule Lead Times
“A”    (X) weeks

Dress Part Ordering and Pricing

Order Process:

•	Orders must be communicated to customer service representative by:
E-Mail
    Electronically Transmitted (EDI)

•	Purchase orders for engine dress component should be forwarded to the following address:
General Motors LLC
OEM Sales & Engine Dress
Attn: Griselle Rodriguez
Phone: 905-644-1902
Email: griselle.rodriguez@gm.com

•	Orders need to include the following information:

Purchase Order Number
GM Part Number
Description
Quantity
Recommended Ship Date
Shipping Address
Names and Phone Number of the Order Representative

•	Orders are accepted in STANDARD PACK QUANTITIES ONLY. (as noted on the price list).

•
Orders for Engine Dress Components require NINE WEEKS LEAD-TIME. LONGER LEAD TIME components are specified on price listing. This allows GM suppliers time to manufacture components, packaging to ship. We utilize a just in time inventory system. This results in little or no inventory at our packaging location.

Suppliers receive electronically transmitted order requirements when the order is placed, with a fixed time allowed to build. Exceptions to the build time require a request sent by e-mail or by a personal phone call to customer service representative, and an agreement by supplier. This can only be done on an exception basis. Due to production restraints and raw material requirements most suppliers cannot adjust their schedules.

•	All Freight Cost is incurred by the customer. The customer selects the mode of transportation (truck carrier of choice or Federal Express)
GM has the capability to expedite at the customer expense.
Note: UPS cannot be used due to secondary account requirements.

Material Requirements:

•	GM is committed to the timely delivery of all orders provided with sufficient lead time.

•	Short lead-time orders cause instability in GM, and with the suppliers. In order to supply material to customer the lead-time needs to be adhered to.

•	No adjustments can be made on open orders within the three weeks prior to shipping.

•	Current updates (on part numbers supersession’s, revisions on standard package quantities, and price adjustments) will be communicated to you by the Customer Service Representative.
Please amend orders to reflect the most current information.

•
Purchased engine dress component parts shipped to OEM Marine and Industrial customers from GM OEM Sales and Engine Dress in returnable dunnage/containers must be returned to our supplier at the customer’s expense (prepaid terms). Dunnage Return Process with dunnage/container ship to addresses can be obtained from customer service representative.

•	GM will work with the customer to provide them with Standard UN/EDIFACT transaction sets only to facilitate customer orders, controlling inventory, receiving, shipping and managing logistics.

•	GM will provide NAFTA Certificates of Origin and Country of Origin Affidavits upon request.
Emergency Orders:

•	In case of an emergency orders, we will do our best to ship as soon as possible.

•	If an existing order is on the schedule, that order will be filled to meet the emergency situation.

•	A new order must be submitted (with the proper lead-time) to replace the emergency order.

•	All other emergency orders will be filled as soon as the material is received and packaged.

•	Expedited freight cost is the responsibility of the customer. The customer selects the mode of transportation, and supplies GM with their account

Dress Part Warranty Policy

General Motors LLC will provide a limited factory warranty for “as shipped” quality issues on all dress parts purchased through GM Global Supply Chain (GSC).
When a quality issue occurs please notify your customer service representative.
Unauthorized material will be returned at the customer expense.
See attached return procedure.

Returning Material:

•	Contact your Customer Service Representative to inquire about the return of non-conforming product for exchange or credit.

•	The return material authorization (RMA) period is limited to two years (24 months) from the invoice date of shipment.

•	The Customer Service Representative will issue a return authorization number (RMA) after receiving authorization from GM quality manager.

•	Material is to be returned to:
GM OEM Sales & Engine Dress 51006
C/O Feblo International LLC
34450 Industrial Road
Livonia, MI 48150
Attention: CUSTOMER RETURNS
Return Authorization Number:_______

•	Tag each piece (or container if the same condition exists) with the following information:
1. Part Number
2. Return Authorization Number (RMA)
3. Reason for Return
4. Quantity
5. Original Purchase Order Number

•	Credit will be issued to customer after the material is received at the above return address.
It takes one billing cycle for the credit to appear on statement.

ENGINE DRESS COMPONENTS PRICES
EFFECTIVE 06-01-xx THROUGH 05-31-xx
GMNA OEM SALES (KG)

Scheduler: Griselle Rodriguez 905-644-1902

Dress Part Color Code Key Definitions:
Current: Parts in this category are currently in use on GM's automotive operations and OEM supply is confirmed for the 2019 MY.
Soon to be Past Model:  Parts in this category have come to the end of automotive production life; there is no guarantee on behalf of GM that these parts will continue to be produced through a specified time frame.  These parts are currently available for sale through GSC (Griselle Rodriguez), and we will make available for sale for as long as possible until otherwise notified by the supply source of tooling issues or production cancellation.

Part#	Description	Parts Family	2019 MY Price	Std Pack	Lead Time	Long Lead
12097982	WIRE ASM-MARINE IGNITION - 13 week lead time	3.0L		200	13 wks	●
01115491	COIL ASM-IGN 181 EST - 9 week lead no exceptions	3.0L		216	9 wks
14096660	GASKET-CYLINDER HEAD	3.0L Marine		100	9 wks
3754587	GASKET	4.3L Gen 1e		750	9 wks
12550025	GASKET-EXH MANIF	4.3L Gen 1e		300	9 wks
12575288	INDICATOR ASM Replaced 10179270	4.3L Gen 1e		400	9 wks
12597888	GASKET-EXH MANIF-Replaces 12551292	4.3L Gen 1e		600	9 wks
12657094	GASKET-EXHAUST MANIFOLD	4.3L Gen 1e		72	9 wks
12639313	FLYWHEEL ASM	4.3L Gen 1e ( also others)		60	13 wks	●
12573336	CAP ASM OIL FIL	4.3L Gen 1e (and big block)		350	9 wks
12573337	CAP ASM-OIL FIL Replaced 10243772	4.3L Gen 1e (and big block)		350	9 wks
10183719	OUTLET-WAT	7.4L		96	9 wks
12639648	Shield- STRTR HT	C/K and Van		30	9 wks
24250609	TRANSMISSION ASM-AUTO	C/K and Van		6	9 wks
25828247	Mount	C/K Truck		120	9 wks
3952301	ADAPTER ASM-OIL FLTR	Gen 1e		112	9 wks

10096197	CLAMP-IGN TIMER DISTRIBUTOR replaces 10108442	Gen 1e	470	9 wks
12561347	GASKET-INT MANIF Replaced #12550034	Gen 1e	164	9 wks
03853870	FITTING CONNECTOR (OIL FILTER)	Gen 1e	200	9 wks
12555714	GASKET-CR/SHF RR OIL SEAL HSG	Gen 1e 5.7L	1500	9 wks
12557583	BEARING-CLUTCH PILOT - 13 week leadtime	Gen 1e 5.7L	150	13 wks	●
12558251	OIL PICKUP ASM	Gen 1e 5.7L	25	9 wks
10046089	GASKET-VLV RKR ARM CVR	Gen 1e V8	120	9 wks
10108676	GASKET-OIL PAN	Gen 1e V8	240	9 wks
93441568	GASKET-INTAKE Replaced 12561347	Gen 1e V8	164	9 wks
94672691	HVS DIST ASM V8 Replaced 93441558 - 9 week lead no exceptions	Gen 1e V8	200	9 wks
94673097	MANIFOLD ASM INT (Shipped in Returnable Dunnage)	Gen 1e V8	24	11 wks	●
14096654	GASKET-CYLINDER HEAD-Replaces 12558165 & 12558166	Gen 1e V8 - Marine	100	9 wks
10349964	ENGINE MOUNT LEFT	Gen IV	80	9 wks
10349965	ENGINE MOUNT RIGHT	Gen IV	80	9 wks
12554522	BRACKET ASM-P/S PUMP (Shipped in Returnable Dunnage)	Gen IV	105	9 wks
12561680	FLYWHEEL - 10 week lead time	Gen IV	50	10 wks	●
12580069	Dipstick, Extended 4.8L/6.0L	Gen IV	250	9 wks
12580352	BRAKET ASM-IGN COIL (Shipped in Returnable Dunnage)	Gen IV	80	13 wks	●
12588400	SHIELD-STRTR HT	Gen IV	30	9 wks
12617944	GSKT - EXH MANIFOLD (MULTI-LAYER STEEL) - 19 week lead time	Gen IV	225	19 wks	●
12629992	Throttle	Gen IV	108	9 wks
12637686	Cover ASM-VLV RKR ARM	Gen IV	42	9 wks
12612427	VALVE EXHA	Gen IV 6.0L with HD Heads	3744	23 wks	●
12622674	COVER ASM-INT MANIF FRONT (BEAUTY COVER w/CADILLAC LOGO)	Gen IV LSA - Cadillac	32	9 wks
12626332	COVER ASM-INT	Gen IV LSA - Cadillac	24	9 wks
12578550	BRACKET-GEN & DRV BELT TENSR	Gen IV-LSA	264	9 wks
12593036	FLYWHEEL (8-BOLT ATTACH & WIDE RING GEAR - COMMON w/LST) 17 week lead time	Gen IV-LSA	72	17 wks	●
12606031	PULLEY ASM-SPCHG BELT IDLER	Gen IV-LSA	14	28 wks	●
12606500	BRACKET-SPCHG BELT TENSR	Gen IV-LSA	432	9 wks
12606501	BRACKET-SPCHG BELT IDLER PUL	Gen IV-LSA	20	9 wks
12622033	GASKET-CYL HD	Gen IV-LSA	30	20 wks	●

12622452	TENSIONER ASM-SPCHG BELT	Gen IV-LSA	10	23 wks	●
12637617	STARTER ASM (Shipped in Returnable Dunnage)	Gen IV-LSA	160	9 wks
12636227	BELT SPCHG replaces 12628026	Gen IV-LSA	30	9 wks
11588751	Bolt	GEN V	200	9 wks
11561936	Stud	GEN V	350	14 wks	●
11570516	Bolt	GEN V	250	9 wks
11588714	BOLT/SCREW-UPR INT MANIF CVR	GEN V	1500	9 wks
11588722	BOLT/SCREW-A/TRNS	GEN V	900	9 wks
11588757	Bolt	GEN V	80	9 wks
11610448	Alternator Bracket	GEN V	315	9 wks
11611266	Bolt	GEN V	120	9 wks
11611384	BOLT/SCREW	GEN V	100	9 wks
12608814	Coolant Sensor	GEN V	180	9 wks
12619161	Coil	GEN V	44	12 wks	●
12622441	SPARK PLUG ASM (Shipped in Returnable Dunnage)	GEN V	100	9 wks
12623095	Knock Sensor	GEN V	105	10 wks	●
12626059	TENSIONER ASM DRV BELT (Shipped in Returnable Dunnage)	GEN V	576	9 wks
12626075	PULLEY ASM-BELT IDLER (Shipped in Returnable Dunnage)	GEN V	576	11 wks	●
12626076	Belt - Truck Acc Drive	GEN V	50	11 wks	●
12626078	Bracket , Gen & Drv Belt Tensr	GEN V	75	19 wks	●
12629519	Idler Pulley	GEN V	1176	9 wks
12633447	Spark plug wire	GEN V	3240	12 wks	●
12635397	Oil Pressure Sensor	GEN V	420	9 wks
12637351	BRACKET ASM-GEN	GEN V	75	15 wks	●
12640390	Knock Sensor Shield	GEN V	180	9 wks
12644228	MAP Sensor	GEN V	600	9 wks
12655055	STARTER ASM	GEN V	120	17 wks	●
12657093	GASKET-EXHAUST MANIFOLD	GEN V	72	19 wks	●
12659516	SENSOR ASM OXY - Replaces 12637679 (Shipped in Returnable Dunnage)	GEN V	100	11 wks	●
12665555	MODULE ASM ENG MEFI 7	GEN V	12	9 wks
838653	BOLT/SCREW-CLU PRESS PLT	MISC-MULTIPLE USAGE	900	9 wks

9440024	BOLT-HEX HD	MISC-MULTIPLE USAGE	325	9 wks
10224557	STUD	MISC-MULTIPLE USAGE	200	9 wks
11514516	NUT METRIC HEX FLG replaces 11507053	MISC-MULTIPLE USAGE	4500	9 wks
11514597	NUT-M10, FLG	MISC-MULTIPLE USAGE	1350	9 wks
11516704	BOLT-HV HS FLG HD SCREW GEN	MISC-MULTIPLE USAGE	200	9 wks
11561797	BOLT/SCREW-START MOT-Replaces 12561387	MISC-MULTIPLE USAGE	150	9 wks
11569956	BOLT-SPECIAL	MISC-MULTIPLE USAGE	600	9 wks
11588724	BOLT/SCREW-ENG OIL CLR MTG PLT	MISC-MULTIPLE USAGE	750	9 wks
11588727	BOLT/SCREW-SPCHG BELT IDLER PUL BRKT	MISC-MULTIPLE USAGE	500	9 wks
11588740	BOLT HVY HX ACORN FLG HD M10 X 35MM	MISC-MULTIPLE USAGE	300	9 wks
11588741	BOLT/SCREW-DRV BELT TENSR	MISC-MULTIPLE USAGE	280	9 wks
11588742	BOLT/SCREW-SPCHG BELT TENSR BRKT	MISC-MULTIPLE USAGE	260	9 wks
11588743	BOLT M10 X 50 FLD HD	MISC-MULTIPLE USAGE	325	9 wks
11588744	BOLT/SCREW-GEN	MISC-MULTIPLE USAGE	240	9 wks
11588749	BOLT/SCREW-SPCHG BELT TENSR BRKT	MISC-MULTIPLE USAGE	170	9 wks
11588752	BOLT/SCREW-SPCHG BELT TENSR	MISC-MULTIPLE USAGE	200	9 wks
11588754	BOLT-HVY HX ACORN FLG HD	MISC-MULTIPLE USAGE	150	9 wks
11589264	Exhaust Stud	MISC-MULTIPLE USAGE	600	9 wks
11610633	BOLT/SCREW M10 1.5X120MM STARTER BOLT	MISC-MULTIPLE USAGE	135	9 wks
12550027	BOLT/SCREW-INT MANIF	MISC-MULTIPLE USAGE	780	9 wks
12552096	BOLT/SCREW-W/PMP	MISC-MULTIPLE USAGE	450	9 wks
12553332	BOLTS, FLYWHEEL	MISC-MULTIPLE USAGE	500	9 wks
12555610	STUD SPECIAL M10 X 132	MISC-MULTIPLE USAGE	150	9 wks
12555948	SUPPORT-SPLG WIRE	MISC-MULTIPLE USAGE	140	9 wks
12568387	SPARK PLUG	MISC-MULTIPLE USAGE	4800	15 wks	●
12570125	SENSOR ASM - KNOCK (Shipped in Returnable Dunnage)	MISC-MULTIPLE USAGE	105	9 wks
12574309	SENSOR ASM-ENG OIL PRESS	MISC-MULTIPLE USAGE	280	9 wks
12580771	PULLEY	MISC-MULTIPLE USAGE	30	9 wks
12580773	IDLER PULLEY	MISC-MULTIPLE USAGE	30	9 wks
12589321	SENSOR-O2	MISC-MULTIPLE USAGE	100	9 wks
12596851	SENSOR ASM-CRK/SHF POSN-Replaced 12562910	MISC-MULTIPLE USAGE	198	9 wks

12605677	PULLEY P/S PMP	MISC-MULTIPLE USAGE	240	9 wks
12609457	O2 Sensor	MISC-MULTIPLE USAGE	100	9 wks
12621649	OIL PRESS SENSOR ASM-ENG	MISC-MULTIPLE USAGE	280	9 wks
12622308	O2 Sensor	MISC-MULTIPLE USAGE	100	9 wks
12628025	TENSIONER ASM	MISC-MULTIPLE USAGE	18	23 wks	●
12642442	MODULE ASM ENG MEFI 6	MISC-MULTIPLE USAGE	12	9 wks
12647429	Wash Coated Substrate	MISC-MULTIPLE USAGE	270	14 wks	●
12649040	MODULE ASM ENG MEFI 6A	MISC-MULTIPLE USAGE	12	9 wks
12654117	MODULE ASM ENG CONT MEFI 6B	MISC-MULTIPLE USAGE	12	9 wks
13500745	SENSOR ASM-FUEL PRESS	MISC-MULTIPLE USAGE	180	9 wks
14037732	BOLT, not same as 12338064	MISC-MULTIPLE USAGE	180	9 wks
15032594	Exhaust Nut	MISC-MULTIPLE USAGE	1200	9 wks
15326386	SENSOR ASM-ENG COOL TEMP Replaced 12146312 -10 week lead time	MISC-MULTIPLE USAGE	300	10 wks	●
20756715	PUMP ASM P/S Replaces 15909825	MISC-MULTIPLE USAGE	63	9 wks
20880829	Air Conditioner compressor	MISC-MULTIPLE USAGE	1	9 wks
23150508	Alternator	MISC-MULTIPLE USAGE	126	9 wks
09442916	SCREW ASM-CR/CA	MISC-MULTIPLE USAGE	2750	9 wks

GENERAL MOTORS LLC
OEM Sales
777 Joslyn Ave.
M/C 483-720-250
Pontiac, Michigan 48340-2925

Addendum No. 1

DRESS PARTS TERMS AND CONDITIONS OF PRICE QUOTATION

1.
The issuance, receipt, or acceptance of this quotation shall not impose any obligations on any party. A binding agreement for the sale and purchase of any products or parts herein quoted shall arise only upon General Motors LLC written acknowledgment of a purchase order submitted pursuant to this quotation to the appropriate plant.

2.
The terms and conditions of this quotation shall be considered to be a part of any purchase order issued by you and shall supersede and control any other or different terms and conditions of such purchase order regardless of any provision to the contrary contained therein. GM’s ACKNOWLEDGMENT OF YOUR PURCHASE ORDER IS NOT, AND IS NOT DEEMED TO BE, ACCEPTANCE OF ANY PROVISION THEREOF WHICH IS INCONSISTENT WITH, OR MODIFIED, ANY OF THE TERMS AND CONDITIONS OF THIS QUOTATION. Notwithstanding the foregoing, in accordance with Section 2.2 of the Supply Agreement, dated November 10, 2016, between General Motors LLC and Malibu Boats, LLC (the “Supply Agreement”), in the event of any inconsistencies, variances or disagreements between the Supply Agreement and this quotation, the Supply Agreement shall govern and the terms of the Supply Agreement shall supersede any terms of this quotation.

3.	Factory warranty / Factory Quality terms are described in addendum No.2 for Marine customers.
4.
GM requires that the OEM assume responsibility, and OEMs issuance of a purchase order shall be deemed to be acceptance of responsibility, for providing required service, warranty repairs and special policy adjustments and/or campaign inspections and/or corrections on all products to which this quotation is applicable.

5.	The components quoted herein are generally understood to be used solely in the OEM's first installation including repair and not resold without adding value.
6.
OEM assumes and shall have sole responsibility for the application of the engines in end-products produced by, or for OEM, and in supplying products to OEM pursuant to this price quotation. GM does not, thereby, certify or approve the design or implementation of any specific application by OEM. GM is not responsible for failures due to misapplication.

7.	GM reserves the right, at any time, to alter or change the design of any component or part, and shall have no obligation to make any such alterations or changes on components or parts previously sold.
8.
GM reserves the right to increase or decrease the dress part prices quoted or change or withdraw this quotation at any time with or without notice. The price quotations do not include any Federal, State, or Local taxes measured by the selling price of any article and the amount of any such tax shall be added to the prices quoted. Federal Excise Taxes are not applicable if purchaser provides GM with proper tax exemption certificates.

9.
Payment terms shown reflect financial position at the time of quotation. Applicable terms and credit limits are to be established at time of initial shipment. GM reserves the right to periodically review the financial condition of the customer, and accordingly, maintain or revise the terms or credit limits previously established.

10.	GM reserves the right to withhold shipments to customers with past-due invoices, or debits to OEM’s account, regardless of any remaining credit.
11.
Upon failure of the customer to meet the agreed-upon open account terms provided, GM reserves the right to assess, at its discretion, a late payment charge equal to 1-1/2 percent per month on the past-due balance owed the Corporation. However, in the event that applicable Federal or State law sets a maximum rate for late payment fees which is less than 1-1/2 per cent per month, the late payment charges assessed there under shall be set at the maximum rate permitted by law.

GENERAL MOTORS LLC

OEM Sales
777 Joslyn Ave.
M/C 483-720-250
Pontiac, Michigan 48340-2925

Addendum No. 2
Factory Warranty / Factory Quality
General Motors LLC will provide a limited factory warranty for “as shipped” quality issues on all dress parts purchased through GM Global Supply Chain (GSC). The terms of the warranty for OEM Marine engines are set forth in Section 11 of the Supply Agreement, dated __, 2016, between General Motors LLC and Malibu Boats, LLC. The factory warranty period commences when OEM takes ownership and ends when the products successfully pass through the OEM’s final quality inspection.
General Motors conducts annual Global Manufacturing System Built in Quality Assessments to ensure each Manufacturing Site meets the intent of all relevant Automotive Quality Requirements, including ISO/TS, AIAG and General Motors Customer Specific Requirements.
Engine Repair/Returns
GM will support a customer authorized repair of an engine with exchanged componentry at no cost to the customer.
All engine Returns require a GM authorized Return Material Authorization (RMA). For those RMA eligible engine returns that require removal of OEM value added content (includes perishables) GM will authorize a standard $100 per engine amount to cover the allowable costs expended by the OEM except that:

•	Engines and GM designated dress parts must have a GM-issued “Return Material Authorization” (RMA) before return shipment to a GM or supplier location.

•	The OEM customer is responsible for engine return shipping costs.

•
The acceptance of a Returned product and/or the issuing of an RMA will not automatically generate a replacement product for the OEM customer. A replacement product and the $100 per instance value added removal fee (if applicable) will only be issued based upon findings or confirmation from GM that the problem condition resulted from GM materials and/or workmanship.

•
At this time no Brazilian sourced engines will be returned to the source for evaluation. In those instances where the plant accepts responsibility for the defect and supports it with an RMA the customer may receive credit thru customer manager authorization. The disposition of the product will be handled on a case by case basis.

Contact Douglas Christian (douglas.christian@gm.com) for a GM authorized Return Material Authorization (RMA).

General Motors LLC
OEM Sales
MEMORANDUM OF UNDERSTANDING
This memorandum of understanding serves as official notice to all General Motors LLC approved OEM customers of the following roles and responsibilities as they relate to providing GM components.

•	If the component purchased from GM is not installed in a final product such as a motor vehicle, watercraft, lift truck, generator etc., the OEM must “ADD VALUE” to the GM product prior to resale.
•
Note: For engines, "added value" is generally referred to as fuel, spark, accessory drive, coolant, paint, etc. Typically transmissions are installed in the OEM's final product and do not fall under the "added value" provision. Transmissions may not be purchased for the sole purpose of resale to a third party.

•	In order to secure and maintain OEM customer status, the following requirements must be met:

•	All OEM customers must have GM approved engineering capability, or have access to engineering resources.

•
All OEM customers must have (or have access to) an established service network capable of diagnosing and repairing the GM products purchased. OEM customers must also have an established method or network to distribute service parts to their repair locations.

•
All OEM customers must assume responsibility for application validation, and maintain records of all validation engineering activity. GM maintains the right to review validation engineering documentation.

•	In certain instances, GM may require OEM engine customers to provide a list of customers and their final applications (products) that use GM engines.

•	OEM customers agree to provide the GM OEM Sales Group with volume forecasts semi-annually, or as requested by their customer manager.

•	Where possible, it is preferred that the OEM customer has one centralized location responsible for all ordering and billing functions.

•
OEM Customer must serialize number all GM engines for service and warranty purposes (if applicable) and maintain accurate records indicating such. Transmissions are typically supplied to the OEM customer with a tag containing a serial number and build date.

•	When ordering engines, transmissions, or parts, the OEM customer must use the GM part number on their purchase order and any other correspondence. The OEM's part number may also be included.

•
GM will not provide engineering support for any customer considering the use of GM engines and/or transmissions for On-Highway applications. As a purchase condition, customer must demonstrate product capability & development for final application to the satisfaction of GM.

Exhibit 7.1 – Pricing

Engine Desc	Malibu Ref PN	Pricing* (see note below)					FOB Point
		2019 MY	2020 MY	2021 MY	2022 MY	2023 MY
*****	*****	*****	*****	*****	*****	*****	St. Catherines, ONT, Canada

*****	*****	*****	*****	*****	*****	*****	St. Catherines, ONT, Canada

*****	*****	*****	*****	*****	*****	*****	Export Corp, Brighton, MI

*****	*****	*****	*****	*****	*****	*****	Export Corp, Brighton, MI

*****

•	FOB Point: FCA – INCOTERMS 2010 - St. Catharines, Ontario (*****); Brighton, MI (*****)

•	Terms: Net 25th Proximo - Payment of invoices dated the 1st through the end of the month are due on the 25th of the following month. U.S. Dollars.

•	Packaging: Returnable

•	Customer responsible for returnable packaging freight to FOB point

•	Returnable packaging must be returned to GM within 30 days of shipment where possible to ensure continuous supply.

•
Aluminum Fluctuation – ***** will be subject to adjustment due to aluminum price fluctuation of more than 5%. Adjustments to the agreed prices will be yearly based on changes to the AL LME-NASAAC Cash Settlement Price

•	Samples requested prior to GM MY SOP:

•	If requested after GM Pilot Stage (typically 3-6 months prior to MY SOP): Production price

•	If requested prior to GM Pilot Stage: TBD

*****
CONFIDENTIAL TREATMENT: MALIBU BOATS, INC. HAS REQUESTED THAT THE OMITTED PORTIONS OF THIS DOCUMENT, WHICH ARE INDICATED BY *****, BE AFFORDED CONFIDENTIAL TREATMENT. MALIBU BOATS, INC. HAS SEPARATELY FILED THE OMITTED PORTIONS OF THE DOCUMENT WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 9.2- Notice of Change Process

OEM Notice of Change (NoC) Overview and Process

Purpose
Notify customers of upcoming changes to OEM products that could affect OEM customer application.

NoC MUST be issued for:

•	Any interface item (“customer use” feature) that is changing (fit/form/function rule)

•	Appearance change – even though fit/form/function may not be impacted, if customer will see a physical difference which may raise questions, we’d inform via NoC (i.e. new paint color/coating etc.)

•	Internal changes that could impact performance (power/torque), service (including torque specs), emissions, QRD, calibration, etc.

•	Major architectural changes to base engine (ex: going to PM rods, etc.)

NoC not required for (but is optional at OEM AE discretion):

•	Internal changes that do not affect any of the above criteria

•	Sourcing changes (which may affect piece cost)

•	Product discontinuation or new product introduction (this is an OEM Sales Group Responsibility via different communication protocol)

•	NoC is not to be utilized in place of a Service Bulletin (i.e. field action)

•	Pilot/SOP dates (unless OEM’s previously notified of dates and we change them)

Miscellaneous Notes:
Goal is to provide sufficient info to OEM’s to understand and address the changes in a timely manner.

Sending Protocol:
NoC Coordinator assigns change number and forwards to the affected customer list. Non user customers may be deleted for a particular NoC (ex: only MEFI customers receive MEFI NoC)

OEM NoC Process

1)
Application Engineer (AE) is the initiator and creates Initial Draft NoC.
NOTE: If Service Parts are referenced or impacted, NoC Draft is to be created with support of CCA Service Engineering Supervisor.

2)	Initiator has option to have “cross review” with other AE’s, then forwards final draft to OEM EGM for approval (and cc to OEM Program Manager for 7 Year Plan impact)

3)	OEM EGM to review/approve. - If revision required, return to initiator for updates and return to step #1 - If approved – forward approval to NoC Coordinator.

4)	NoC Coordinator assigns NoC Number, Issue Date and loads final version to website.

5)	NoC Coordinator sends NoC to appropriate customer base (Marine vs. On-Highway)

Guidelines Updated: 23AP10                CAM/NoC Guidelines.doc

GM Powertrain

OEM NOTICE OF CHANGE

CHANGE NUMBER:        Number assigned by NoC Coordinator

CHANGE TITLE:        AE to create this reference title

DATE OF NOTICE:        15MR09 (note DDMMYY format)

PRODUCT DESCRIPTION:    Model Year and Product

CODES AFFECTED:        Suffix/Manufacturing codes, etc.

EFFECTIVE DATES:        Date (and/or breakpoint info)

CHANGE DESCRIPTION:
AE to complete this section. Reference NoC Guidelines published to web. Key items to incorporate include:
Reason for change (if applicable)
– QRD, Supplier, Performance, Customer request, etc.
Describe in detail what is changing (include P/N as appropriate)
Current product and new product – focus on key differences (features)
How the customer can identify change (P/N, shape, color, etc.)
Specify how change may affect OEM customer product
Performance (torque/power), emissions, customer interface, etc.
Include photos/drawings/sketches/charts whatever

Include info as to when math models and/or parts will be available for evaluation (if req’d)
If Service Parts (Customer Care & Aftersales) is involved, confirm NoC content with the CCA Engine Service & Parts Engineering Supervisor prior to submission to
OEM EGM for approval.

The author has the option to revise document font size as required

For further information, please contact
John Doe – OEM Engineering
(248) 857-xxxx
john.doe @ gm.com

Exhibit 18

Notices

If to Seller:

General Motors LLC
GM Powertrain
Mail Code: 483-720-250
777 Joslyn Avenue
Pontiac, Michigan, 48340
Facsimile: (248) 857-4926
Attention: Manager NA OEM Sales

With a copy to:

General Motors LLC
Legal Staff
Transactions Group
Mail Code: 482-C23-D24
300 Renaissance Center
Detroit, MI 48265-3000
Facsimile: (313) 665-4960
Attention: Practice Area Manager

If to Buyer:

Malibu Boats, LLC
5075 Kimberly Way
Loudon, Tennessee 37774
Attention: Chief Financial Officer